UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported):  November 19, 1997


                        TUCSON ELECTRIC POWER COMPANY
                        -----------------------------

           (Exact name of registrant as specified in its charter)


       Arizona                      1-5924                  86-0062700
(State of Incorporation)   (Commission File Number)      (IRS Employer
                                                       Identification No.)


                220 West Sixth Street, Tucson, Arizona  85701
             (Address of principal executive office)  (Zip Code)


                               (520) 571-4000
            (Registrant's telephone number, including area code)

Item 5.  Other Events
         ------------

Holding Company Application
---------------------------

On November 19, 1997, the Arizona Corporation Commission (ACC) voted unanimously in favor of Tucson Electric Power Company's
(TEP) Notice of Intent to Organize a Public Utility Holding Company, filed with the ACC in April 1997. It is expected that
the   new   holding   company,   UniSource   Energy   Corporation
(UniSource), will become the parent company of TEP, through a one-for-one statutory share exchange on January 1, 1998 or as soon
thereafter  as  practicable.   In May  1995,  TEP's  shareholders
approved the formation of a holding company and the related one-for-one share exchange. In September 1997, the Federal Energy Regulatory Commission approved TEP's application to form a
holding  company.   No further approvals are necessary.   On  the
effective date of the statutory share exchange, outstanding shares of TEP common stock will be exchanged, on a share-for-share basis for shares of UniSource common stock and certificates for TEP common stock will automatically represent shares of UniSource common stock. UniSource will trade on the New York Stock Exchange and the Pacific Stock Exchange under the ticker symbol "UNS".

The ACC Order contains a number of conditions.  These include:

     - The holding company and its subsidiaries will only conduct business activities that are part of the electric energy business.
     - For five years from commencement of operations of the holding company, the following proceeds will be used to reduce TEP's debt or added to TEP's equity accounts: a) 60% of any public equity issuance by UniSource; and b) 2% of the net after-tax profits attributable to the holding company's equity interest in TEP's sister companies.
     - Until such time as TEP's equity ratio equals 37.5% of total capital (excluding capital lease obligations), TEP may not pay dividends to UniSource in excess of 75% of its earnings.
     - TEP will target attainment of a 37.5% equity ratio in its capitalization structure by December 31, 2000. If that capital structure goal is not attained, the ACC may set rates based on TEP's actual capital structure for regulatory purposes, rather than the hypothetical 37.5% equity ratio currently reflected in rates.
     - The capitalization of TEP's sister companies (debt and equity) may not exceed 30% of TEP's capitalization unless otherwise approved by the ACC.


Financing Application
---------------------

On  November 19, 1997, the ACC also approved in a 3-0 vote, TEP's
financing   application  filed  in  July  1997.    The   decision
authorizes TEP to implement several components of its previously disclosed financial strategy:

     - Replacing TEP's current bank credit facilities with one or more new credit facilities.
     - Issuing securities to refinance up to $184 million in first mortgage bonds, which are currently scheduled to mature between 1999 and 2003.
     - Establishing and implementing a direct stock purchase plan.

The ACC previously approved the refinancing of up to $450 million of tax-exempt variable rate debt obligations, which allowed TEP to complete the refinance of $245 million of tax-exempt variable rate debt obligations on October 1, 1997, as previously disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 1997. Pursuant to this authorization, TEP intends to replace the current bank credit facilities under the Master Restructuring Agreement with new bank credit facilities during the fourth quarter of 1997 and intends to pursue the negotiation and consummation of the remaining transactions over the next two years. There can be no assurance that any of the contemplated transactions will be consummated.


                             SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             TUCSON ELECTRIC POWER COMPANY
                             -----------------------------
                                     (Registrant)



Date:  November 24, 1997             Ira R. Adler
                                 --------------------
                                     Ira R. Adler
                              Senior Vice President and
                             Principal Financial Officer